Exhibit 99.1

FOR IMMEDIATE RELEASE

BioDelivery Sciences to Raise $10 Million

in Registered Direct Offering From Institutional Investors

RALEIGH, N.C., April 20, 2010 - BioDelivery Sciences International, Inc. (Nasdaq:BDSI), a specialty pharmaceutical company, announced that it has entered into a definitive securities purchase agreement with a group of select institutional investors to purchase US$10 million of its securities in a registered direct offering. No placement agent was utilized in connection with the offering.

Under the terms of the securities purchase agreement, BDSI will sell an aggregate of 2,824,858 shares of its common stock at a price of US$3.54 per share and issue warrants to acquire an aggregate of 1,412,429 shares of common stock, which warrants will have an exercise price of $4.67 per share. The warrants will be immediately exercisable following their issuance and will expire on the fifth anniversary of the date of issuance.

Proceeds from the transaction are expected be used for the continued clinical development of BDSI’s product candidate pipeline, including BEMA Buprenorphine, for general corporate and working capital purposes and to generally maintain a positive cash position during commercial partnering discussions throughout the year. The offering is expected to be consummated on or before April 23, 2010, subject to customary closing conditions.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A shelf registration statement (File No. 333-156839) relating to the common stock and warrants issued in the offering (and the common shares issuable upon exercise of the warrants) has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on February 6, 2009. A prospectus supplement relating to the offering will be filed by the company with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained directly from the company.

About BioDelivery Sciences International

BioDelivery Sciences (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. BDSI is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing BDSI’s patented BEMA buccal soluble film technology. ONSOLIS (fentanyl buccal soluble film) was approved by FDA on July 16, 2009, for the management of breakthrough pain in patients with cancer, eighteen years of age and older, who are already

FOR IMMEDIATE RELEASE

receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain. The commercial rights to ONSOLIS are licensed to Meda AB. BDSI’s second pain product in development, BEMA Buprenorphine, is in Phase 2 clinical development for the treatment of chronic pain, and in Phase 1 as a higher dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). BDSI is also working with its patented Bioral cochleate technology to facilitate oral dosing of drugs that would otherwise require intravenous administration. The first product candidate under development using this technology is Bioral Amphotericin B. BDSI’s headquarters is located in Raleigh, North Carolina.

BDSI® , BEMA® and Bioral® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc.

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties, many of which are beyond the Company’s control. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the development of the Company’s product pipeline and the results of regulatory review of such products) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Donald Ellis

ICR, Inc.

925-253-1240

donald.ellis@icrinc.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com